UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2009

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION
(Formerly Terrasol Holdings Ltd.)
(Exact name of registrant as specified in its charter)

NEVADA	333-153858
(State or other jurisdiction of incorporation)	(Commission File No.)

101 California Street
Suite 2450
San Francisco, California 94111
(Address of principal executive offices and Zip Code)

415-946-8853
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2009 we entered into an assignment agreement with Smith, Young and Associates and Morton Weisbrot as assignors wherein assignors agreed to sell all of their right, title and interest in and to a certain Technology License and Distribution Agreement dated August 1, 2008 in consideration of 2,000,000 restricted Series A Convertible Preferred Shares.  In addition, we will pay $10.00 on all sales. Smith Young and Associates, Inc. and Morton Weisbrot will pay to Fuel Concepts LLC a royalty of $40 from net receipts on all sales over and above 6,000 units per calendar year of products. This royalty shall be paid out of the net receipts from the sales of products and will be our responsibility under the assignment.

On April 28, 2009 we also entered into an assignment agree with Smith, Young and Associates and Morton Weisbrot as assignors wherein assignors agreed to sell all of their right, title and interest in and to a certain Exclusive Manufacturing Agreement dated August 1, 2008.   The assignment of this agreement was part and parcel of the assignment of the assignment of the Technology License and Distribution Agreement.

On May 5, 2009, we entered into an exclusive employment agreement with Jerry Alvarez as president and chief executive officer. The agreement is for a term of two years beginning May 5, 2009 and ending May 4, 2011.  Mr. Alvarez will be paid $120,000 per annum; receive 1,000,0000 shares of common stock, 500,000 shares within 90 days and 500,000 shares at the beginning of Mr. Alvarez’s second term.  If Mr. Alvarez terminates his employment within 12 months of the date of the employment agreement, all shares granted to him will be returned.  Further, Mr. Alvarez will be entitled to earn a minimum cash bonus of $120,000 per year.  In addition, Mr. Alvarez will be entitled to two weeks paid vacation a year and will be reimbursed for business related expenses he incurs.  In the event we establish a medical and dental plan, Mr. Alvarez will be entitled to participate therein. A complete copy of the employment agreement is filed with this report.

ITEM 3.02                             UNREGISTERED SALE OF EQUITY SECURITIES

On  May 6, 2009 we issued 2,000,000 restricted Series A Convertible Preferred Shares to Morton Weisbrot as consideration  the Technology License and Distribution Agreement dated August 1, 2008 referred to in Item 1 of this report.

ITEM 5.01                             CHANGES IN CONTROL OF THE REGISTRANT

On  May 6, 2009 we issued 2,000,000 restricted Series A Convertible Preferred Shares to Morton Weisbrot as consideration  the Technology License and Distribution Agreement dated August 1, 2008 referred to in Item 1 of this report.  Each share of the Series A Convertible Preferred Shares has one hundred (100) votes.  As a result, Mr. Wesibrot owns 95.51% voting control.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2009, Jerry Alvarez was appointed as a director and as our  president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer.  On the same date, Juliet A. Morgan resigned as a director and as our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer.

Since September 2008, Mr. Alvarez has been retained by Driven Performance located in Surprise, Arizona to optimize the performance and mileage for General Motors manufactured vehicles.  Since May 2009, Mr. Alvarez has been retained by ADEC located in Glendale, Arizona to assist with the development of its e3 Fuel Saver product.  From January 2007 to January 2008, Mr. Alvarez was regional manager for Advanced Metal Forming Technologies located in Ventura, California.  Advanced Metal Forming Technologies is engaged in the business of wheel manufacturing.  From May 2000 to December 2007, Mr. Alvarez served as chief engineering officer for Lund Cadillac Performance located in Phoenix, Arizona.  Lund Cadillac Performance is engaged in the business of Customizing cars and developing new accessories. From November 2002 to October 2005, Mr. Alvarez worked with Chip Foose to develop specialty aftermarket products for the 2002 Cadillac DTS and in 2005 Mr. Alvarez custom designed two award winning vehicles for the SEMA car show in Las Vegas, Nevada.  Mr. Alvarez was featured on television’s The Learning Channel series, “Rides”.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 5, 2009, we amended our articles of incorporation and changed our name from Terrasol Holdings Ltd. to Alternative Energy Development Corporation.  We also increase our authorized shares of common stock from 100,000,000 shares with a par value of $0.00001 per share to 200,000,000 shares with a par value of $0.00001 per share.

ITEM 8.01	OTHER EVENTS.

On April 23, 2009, Juliet Morgan returned 1,000,000 shares of her common stock to the Company and the same were cancelled.  After the foregoing Juliet Morgan owned a total of 5,000,000 restricted shares of common stock which constituted 53.19% of our outstanding shares of common stock.

On May 5, 2009, we split our outstanding shares of common stock on the basis of 7 for 1, thereby increasing the number of outstanding shares of common stock from 9,400,000 shares to 65,800,000 shares of common stock.

On May 5, 2009, we designated 20,000,000 shares of our preferred stock as Class A Preferred Stock with the following characteristics:

1.           Designation and Amount.  The designation of this class of capital stock shall be “Class A Convertible Preferred Stock,” par value $.00001 per share (the “Class A Stock”).  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Class A Stock shall be as set forth herein.  The number of authorized shares of the Class A Stock is Twenty Million (20,000,000) shares.  The term “Preferred Stock” shall mean the Class A Stock and any other class of preferred stock that the Board of Directors may establish in accordance with the Certificate of Incorporation.

2.           Ranking.  The Corporation’s Class A Stock shall rank, as to dividends and upon Liquidation (as defined in Section 4(b) hereof), senior and prior to the Corporation’s common stock, par value $0.00001 per share (the “Common Stock”) and to all other classes or class of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of Class A Stock pursuant to Section 6(c) hereof.

3.           Dividend Provisions.  The holders of shares of Class A Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose.

4.           Liquidation Rights.

4(a) With respect to rights on Liquidation (as defined in Section 4(b) hereof), the Class A Stock shall rank senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of at least a majority of Class A Stock outstanding pursuant to Section 6(a) hereof.

4(b) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the sole participation to which the holders of shares of Class A Stock then outstanding (the “Class A Stockholders”) shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, before any payment shall be made to the holders of the Corporation’s Common Stock or any other class or series of stock ranking on Liquidation junior to such Class A Stock, an amount per share equal to $1.00.  If upon any such Liquidation of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Stock the full amount to which they shall be entitled, the holders of shares of Class A Stock and any class or series of stock ranking on liquidation on a parity with the Class A Stock shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts of the Preferred Stock that would otherwise be payable to the holders of Preferred Stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5.           Voting.  The Class A Stockholders shall be entitled to vote on all matters requiring a shareholder vote of the Corporation. Each shareholder of record of Terrasol Holdings Ltd. Class A Stock shall have one hundred (100) votes for each Class A Stock share outstanding in his or her name on the books of the Corporation.

6.           Conversion.

6(a) Any Class A Stockholder shall have the right to convert any or all of its Class A Stock into 20 shares of fully paid and nonassessable shares of Common Stock for each share of Class A Stock so converted.  In any event, holders of Class A Stock will have the right to convert as described in this Section 6 upon an initial or secondary public offering of Common Stock by the Corporation or in the event of a change in control as defined in the Rules and Regulations of the Securities and Exchange Commission.

6(b)(i) Any Class A Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section 6 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Class A Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).

6(b)(ii) Each Class A Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

6(b)(iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.

6(b)(iv) The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.

6(b)(v) Upon conversion of only a portion of the number of shares covered by a Class A Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Class A Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Class A Stock representing the unconverted portion of the Class A Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

6(c) The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Class A Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Class A Stockholder in respect of which such shares of Class A Stock are being issued.

6(d) Upon receipt of Notice to Convert, The Corporation shall reserve out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Class A Stock sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Class A Stock.

6(e) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

7.  Certain Covenants. Any registered holder of Class A Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    8.  Notice to the Corporation.  All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices (currently located on the date of the adoption of these resolutions at the following address:  101 California Street, Suite #2450, San Francisco, CA 94111. Any notice to the stockholders shall be made to their address as set forth on the books and records of the Corporation.

ITEM 9.01                             FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description
3.1	Amended Articles of Incorporation
10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of May 2009.

Alternative Energy Development Corporation

BY:	JERRY ALVAREZ
Jerry Alvarez
President, Principal Executive Officer, Principal Financial Officer and a member of the Board of Directors